(n)(1)(ii)

AMENDED SCHEDULE B

to the

SIXTH AMENDED AND RESTATED

MULTIPLE CLASS PLAN PURSUANT TO RULE 18f-3

for

ING MUTUAL FUNDS

12b-1 Distribution and Service Fees

Paid Each Year by the Funds

(as a % of average net assets)

Funds	A	B	C	I	O	R	W
ING Diversified International Fund	0.25	1.00	1.00	N/A	0.25	0.50	N/A
ING Emerging Countries Fund	0.35	1.00	1.00	N/A	N/A	0.50	N/A
ING Emerging Markets Equity Fund	0.25	1.00	1.00	N/A	N/A	0.50	N/A
ING Global Bond Fund	0.25	1.00	1.00	N/A	0.25	0.50	N/A
ING Global Equity Dividend Fund	0.25	1.00	1.00	N/A	0.25	0.50	N/A
ING Global Natural Resources Fund	0.25	1.00	1.00	N/A	N/A	0.50	N/A
ING Global Opportunities Fund	0.25	1.00	1.00	N/A	N/A	0.50	N/A
ING Global Real Estate Fund	0.25	1.00	1.00	N/A	0.25	0.50	N/A
ING Global Value Choice Fund	0.25	1.00	1.00	N/A	N/A	0.50	N/A
ING Greater China Fund	0.25	1.00	1.00	N/A	0.25	0.50	N/A
ING Index Plus International Equity Fund	0.25	1.00	1.00	N/A	0.25	0.50	N/A
ING International Capital Appreciation Fund	0.25	1.00	1.00	N/A	N/A	0.50	N/A
ING International Core Fund	N/A	N/A	N/A	N/A	N/A	N/A	N/A
ING International Growth Fund	N/A	N/A	N/A	N/A	N/A	N/A	N/A
ING International Real Estate Fund	0.25	1.00	1.00	N/A	N/A	0.50	N/A
ING International SmallCap Multi-Manager Fund	0.35	1.00	1.00	N/A	0.25	0.50	N/A
ING International Value Choice Fund	0.25	1.00	1.00	N/A	N/A	0.50	N/A
ING Russia Fund	0.25	1.00	1.00	N/A	N/A	0.50	N/A

Last Approved: January 12, 2012

Last Amended: January 12, 2012 to add Class B shares for ING Emerging Markets Equity Fund.